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TRUE NORTH COMMUNICATIONS INC.
March 1, 2001
Kathryn Woods:  212/727-5582




FOR IMMEDIATE RELEASE


                      TRUE NORTH PROVIDES FURTHER COMMENTS
                            ON EARNINGS POSTPONEMENT


CHICAGO--True North Communications Inc. (NYSE: TNO) provided the following further comments on the postponement of its fourth quarter and year-end earnings release previously scheduled for today, March 1, 2001.

Management reiterated that this is not a cash issue. The Company added that, but for these outstanding matters and the previously announced restructuring charge, it is comfortable with consensus estimates for the fourth quarter, 2000.

CAUTIONARY STATEMENT

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause True North's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, the ability of True North to continue to improve its cost management, the ability to retain current and attract new clients, the ability of True North to integrate acquisitions or complete future acquisitions, the ultimate outcome of discussions with the SEC, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by True North that True North's plans and objectives will be achieved.

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